UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2004 (April 28, 2004)

National Commerce Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-6094	62-0784645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square, Memphis, Tennessee	38150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 523-3434

N/A

(Former name or former address, if changed since last report)

ITEM 10 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On April 28, 2004, the Corporate Governance and Nominating Committee of National Commerce Financial Corporation (the “Company”) approved amendments to the Company’s Code of Conduct for Officers and Associates (the “Code of Conduct”) and the Code of Conduct for Directors (the “Director’s Code”) that are intended, among other things, to ensure that the Codes fully meet the New York Stock Exchange listing requirements and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

In addition to minor, non-substantive amendments, the Corporate Governance and Nominating Committee adopted the following amendments to the Code of Conduct: (1) an amendment that provides that any waivers of the Code of Conduct for any senior financial officer or executive officer of the Company may only be granted by a vote of the Board of Directors or a committee of the Board, and provides for the public disclosure of the Code and any amendments or waivers to the Code of Conduct as required by applicable laws and listing standards and (2) an amendment that provides that the Company maintains a system of internal controls and procedures to provide reasonable assurance that transactions are executed in accordance with management’s authorization and properly recorded and that financial records and reports are accurate and reliable.

None of the foregoing amendments to the Code of Conduct constituted or effected a waiver of application of any provision of the Code of Conduct to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Code of Conduct, as amended, and the Director’s Code are posted on the Company’s website at http://www.ncfcorp.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COMMERCE FINANCIAL CORPORATION

By:	/s/ M.J.A. “Jekka” Pickney

Name: M.J.A. “Jekka” Pickney Title: Corporate Secretary

Date: May 5, 2004

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